Exhibit 99.1

MISONIX REPORTS RECORD THIRD QUARTER REVENUE

Revenue Rises 73% to $12.4 Million, Inclusive of $4.0 Million in

Licensing Revenue, Resulting in Record Quarterly Diluted EPS of $0.23

FARMINGDALE, N.Y., (May 7, 2018) – Misonix, Inc. (Nasdaq: MSON) (“Misonix” or the “Company”), a provider of minimally invasive therapeutic ultrasonic medical devices that enhance clinical outcomes, today reported financial results for the third quarter of fiscal year 2018 ended March 31, 2018 as summarized below:

($ in millions)	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Revenue	$12.4	$7.2	$28.0	$19.4
Gross Profit	$9.8	$5.1	$20.8	$13.5
GP Percentage - product revenue	68.8%	70.6%	69.7%	69.9%
Operating income (loss)	$2.2	$(1.5)	$(1.1)	$(4.6)
Net income (loss)	$2.2	$(0.1)	$(5.8)	$(1.3)

EBITDA (1)	$2.6	$—	$0.4	$(0.8)
Adjusted EBITDA (1)	$4.0	$0.5	$4.4	$(0.2)

	March 31,	June 30,
	2018	2017
Long Term Debt	$—	$—
Cash	$12.3	$11.6

(1)     Definitions and disclosures regarding non-GAAP financial information including reconciliations are included on page 6 of this press release.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix stated, “Misonix delivered solid financial results in the 2018 fiscal third quarter, including our second consecutive quarter of record revenue. The successful ongoing execution of our strategies to aggressively grow our leading ultrasonic medical device platform is providing Misonix with a solid foundation to continue expanding market share domestically as well as abroad. Importantly, our strong performance reflects our ability to achieve top line growth, while preserving healthy margins and maintaining a strong balance sheet and liquidity position, which allows us to continue making return-focused growth investments, including the development of our next generation of products.

“Our record third quarter revenue of $12.4 million includes $4 million in license revenue related to an agreement with a Chinese partner. In addition to the license revenue, we generated continued revenue growth across domestic and international markets, both on a quarterly and on a nine-month basis, as well as ongoing growth in both consumables and sales of our core products. Misonix’s strong revenue growth reflects growing market demand for our products, resulting in a 17% growth in product revenue for the quarter and a 24% increase year to date. We are also very pleased to see our consumables business continue its double-digit revenue growth trajectory, something the team has been laser focused on given the high margins and added predictability of this revenue stream. Excluding license revenue, consumables accounted for 70% of total sales for the quarter, including 88% of domestic sales.

“The strategic initiatives we have implemented through-out the company and the changes we have made are yielding positive results across our business and have positioned Misonix to pursue a range of near- and long-term profitable growth opportunities.

“Nexus, our next generation of products to be launched later this year, will present a compelling value proposition to both hospitals and physicians, while allowing Misonix to further penetrate operating rooms by expanding our addressable procedures. For the first nine months of fiscal 2018, over 45,000 surgical procedures have been performed with Misonix consumables, which positions us well to achieve our goal of 100,000 annual procedures world-wide within the next 3 years.

“Looking ahead, we are excited about the opportunities to enhance shareholder value by expanding our scale, growth and profitability. As we bring the next generation of products to market and complete our transformation to a direct commercialization platform, we remain confident in our ability to end fiscal 2018 with double-digit top-line growth and to continue that growth trend into fiscal 2019.”

Sales Performance Supplemental Data

	For the three months ended
	March 31,		Net change
	2018	2017	$	%
Total
Consumables	$5,898,937	$5,281,454	$617,483	11.7%
Equipment	2,530,195	1,896,309	633,886	33.4%
License	4,010,000	—	4,010,000	100.0%
Total	$12,439,132	$7,177,763	$5,261,369	73.3%

Domestic product:
Consumables	$4,340,759	$3,736,960	$603,799	16.2%
Equipment	590,269	278,348	311,921	112.1%
Total	$4,931,028	$4,015,308	$915,720	22.8%

International product:
Consumables	$1,558,178	$1,544,494	$13,684	0.9%
Equipment	1,939,926	1,617,961	321,965	19.9%
Total	$3,498,104	$3,162,455	$335,649	10.6%

License	4,010,000	—	4,010,000	100.0%

Joe Dwyer, Chief Financial Officer, added, “Misonix generated record revenue and strong results across several key financial metrics in the 2018 fiscal third quarter, including net income, earnings per share, cash from operations and adjusted EBITDA, reflecting the ongoing success we are achieving in transforming our operations and cost structure to become more efficient, while implementing effective sales and marketing strategies focused on expanding our market footprint and creating added demand for our products.

“In the third quarter, we saw significant revenue contributions from our agreement with one of our Chinese partners, as we recognized $4 million in license revenue following the successful delivery of the SonaStar technology for future production in China. The license revenue was the main driver of the over 820 basis point gross margin improvement. Going forward, we expect gross margin to be in-line with recent results at around 70%.

“We also further strengthened our liquidity position, ending the fiscal third quarter with over $12.3 million in cash, while remaining debt free. We believe it is important to preserve our strong liquidity position while remaining as committed as ever to profitably growing the business through organic growth investments and select accretive acquisitions that will add complementary capabilities to our product portfolio and generate strong returns for our shareholders.

“With our focus on growth, disciplined expense management, efforts to drive operational efficiencies, emphasis on driving consumable sales and ongoing transition towards a direct sales force model, we are confident we are putting in place an operational structure that will appropriately position Misonix to achieve its potential and create significant value for shareholders.

“Given the strong performance in our fiscal third quarter and year-to-date results, we are increasing our total revenue guidance for the year ending June 30, 2018 to between $35 million and $36 million, which implies annual revenue growth of 28% to 32%.”

Fiscal Third Quarter 2018 Conference Call

Misonix will host a conference call at 4:30 p.m. ET today, Monday, May 7, 2018. Senior management will discuss the financial results and host a question and answer session. The dial in number for the audio conference call is 800-263-0877 (domestic) or 323-794-2094 (international), conference ID 7937390. Participants may also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Misonix’s website at www.misonix.com.

A webcast replay will be available for 30 days following the live event at www.misonix.com.

About Misonix, Inc.

Misonix, Inc. (Nasdaq: MSON) designs, develops, manufactures and markets ultrasonic medical devices for the precise removal of hard and soft tissue, including bone removal, wound debridement and ultrasonic aspiration. Misonix is focused on leveraging its proprietary ultrasonic technology to become the standard of care in operating rooms and clinics around the world. Misonix's proprietary ultrasonic medical devices are used in a growing number of medical procedures, including spine surgery, neurosurgery, orthopedic surgery, cosmetic surgery, laparoscopic surgery, and other surgical and medical applications. At Misonix, Better Matters to us. That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of ultrasonic surgical products that radically improve patient outcomes. Additional information is available on the Company's web site at www.misonix.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company’s business lines, the impact of the pending investigation by the Department of Justice and Securities Exchange Commission, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking relationships.

Contact:
Joe Dwyer	Joseph Jaffoni, Norberto Aja, Jennifer Neuman
Chief Financial Officer	JCIR
Misonix, Inc.	212-835-8500 or mson@jcir.com631-694-9555

Misonix, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	For the three months ended		For the nine months ended
	March 31,		March 31,
	2018	2017	2018	2017

Revenues
Product	$8,429,132	$7,177,763	$24,033,700	$19,379,768
License	4,010,000	—	4,010,000	—
Total revenue	12,439,132	7,177,763	28,043,700	19,379,768
Cost of goods sold, exclusive of depreciation from consigned product	2,631,893	2,112,099	7,275,073	5,842,778
Gross profit	9,807,239	5,065,664	20,768,627	13,536,990
Operating expenses:
Selling expenses	4,447,421	3,587,859	11,937,649	10,184,680
General and administrative expenses	1,925,086	2,484,962	6,879,077	6,504,202
Research and development expenses	1,199,895	465,863	3,058,374	1,398,311
Total operating expenses	7,572,402	6,538,684	21,875,100	18,087,193
Income (loss) from operations	2,234,837	(1,473,020)	(1,106,473)	(4,550,203)
Other income (expense):
Interest income	9,074	18	9,131	56
Royalty income	916	953,235	525,438	2,846,351
Other	(5,712)	(6,940)	(15,474)	(15,576)
Total other income	4,278	946,313	519,095	2,830,831
Income (loss) from operations before income taxes	2,239,115	(526,707)	(587,378)	(1,719,372)
Income tax expense (benefit)	—	(219,000)	5,243,422	(275,000)
Net income (loss) from continuing operations	2,239,115	(307,707)	(5,830,800)	(1,444,372)
Discontinued operations:
Income from discontinued operations net of tax expense of $0 and $88,139	—	161,861	—	161,861
Net income from discontinued operations	—	161,861	—	161,861

Net income (loss)	$2,239,115	$(145,846)	$(5,830,800)	$(1,282,511)

Net income (loss) per share:
Continuing operations:
Basic	$0.24	$(0.04)	$(0.65)	$(0.18)
Diluted	$0.23	$(0.04)	$(0.65)	$(0.18)
Discontinued operations:
Basic	$—	$0.02	$—	$0.02
Diluted	$—	$0.02	$—	$0.02
Combined
Basic	$0.24	$(0.02)	$(0.65)	$(0.16)
Diluted	$0.23	$(0.02)	$(0.65)	$(0.16)

Weighted average shares - Basic	9,028,506	8,613,354	8,999,938	8,263,343
Weighted average shares - Diluted	9,575,944	8,613,354	8,999,938	8,263,343

Misonix, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31,	June 30,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,309,631	$11,557,071
Accounts receivable, less allowance for doubtful accounts of $96,868 and $96,868, respectively	4,478,779	5,133,389
Inventories, net	5,164,501	4,992,434
Prepaid expenses and other current assets	861,369	918,899
Total current assets	22,814,280	22,601,793

Property, plant and equipment, net of accumulated amortization and depreciation of $8,686,372 and $7,794,580, respectively	4,019,410	3,730,203
Patents, net of accumulated amortization of $1,030,313 and $995,568, respectively	745,777	719,136
Goodwill	1,701,094	1,701,094
Intangible and other assets	433,393	282,876
Deferred income tax	—	4,334,547
Total assets	$29,713,954	$33,369,649

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$1,421,719	$1,861,228
Accrued expenses and other current liabilities	2,744,134	3,346,138
Total current liabilities	4,165,853	5,207,366

Deferred lease liability	2,339	9,354
Deferred income	18,601	13,087
Total liabilities	4,186,793	5,229,807

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value-shares authorized 20,000,000; 9,402,466 and 9,357,166 shares issued and outstanding, respectively	94,025	93,572
Additional paid-in capital	39,117,601	36,808,810
Accumulated deficit	(13,684,465)	(8,762,540)
Total shareholders' equity	25,527,161	28,139,842
Total liabilities and shareholders' equity	$29,713,954	$33,369,649

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: EBITDA and Adjusted EBITDA. The Company defines EBITDA as the net income (loss) as reported under GAAP, plus depreciation and amortization expense, interest expense and income tax expense (benefit). The Company defines Adjusted EBITDA as EBITDA plus non-cash stock compensation expense and engineering costs associated with its development of its next generation platform, which will not be a recurring cost when the project is completed in late 2018.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

(in millions)	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
EBITDA:
Net income (loss)	$2.2	$(0.1)	$(5.8)	$(1.3)
Depreciation and amortization	0.4	0.3	1.0	0.8
Income taxes	—	(0.2)	5.2	(0.3)
EBITDA	2.6	—	0.4	(0.8)

Non-cash compensation	0.6	0.5	2.1	0.6
Next generation engineering	0.8	—	1.9	—
Adjusted EBITDA	$4.0	$0.5	$4.4	$(0.3)